UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2007

(Date of earliest event reported)

Access Integrated Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Item 3.02. Unregistered Sales of Equity Securities

Item 9.01. Financial Statements and Exhibits

Signatures

Exhibit Index

Item 1.01.	Entry into a Material Definitive Agreement

On August 24, 2007, Access Integrated Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers party thereto (the “Purchasers”) pursuant to which the Company agreed to issue 10% Senior Notes (the “Notes”) in the aggregate principal amount of $55,000,000 (the “Private Placement”). The Notes were issued on August 27, 2007 and have a term of three years which may be extended for up to one 6 month period at the discretion of the Company if certain conditions are met. Interest on the Notes may be paid in cash or, at the Company’s option and subject to certain conditions, in shares of its Class A Common Stock (the “Common Stock”).

The Notes also require that the Company issue to the investors 715,000 shares of Class A common stock of the Company, paid as an equity kicker for the first year. Pursuant to the Notes, the Company will issue in arrears at the end of each quarterly period beginning December 31, 2008 additional kicker shares at a rate of between 2.4 and 4 shares per $1,000 principal value of the Notes (the "Kicker Shares"), such number of shares to be dependent on the current price of the Common Stock during a measurement period immediately prior to such payment. Subsequent Kicker Share payments will be made quarterly.

The Company may prepay the Notes in whole or in part following the first anniversary of issuance of the Notes, subject to a penalty of 2% of the principal if the Notes are prepaid prior to the two year anniversary of the issuance of the Note and a penalty of 1% of the principal if the Notes are prepaid thereafter, and subject to paying the number of Kicker Shares that would be due through the end of the term of the Notes. The proceeds of the Private Placement will be used will be used for expansion of digital cinema rollout plans, to pay off the existing obligations under the $22 million of One Year Senior Notes, dated October 5, 2006 (the “One Year Notes”), to pay off certain other outstanding debt obligations, for investment in Digital Projection Systems and for working capital and other general corporate purposes.

The Purchase Agreement also requires the Notes to be guaranteed by each of the Company’s existing and, subject to certain exceptions, future subsidiaries (the "Guarantors"), other than Christie/AIX, Inc. and its subsidiaries. Accordingly, each of the Guarantors entered into a subsidiary guaranty (the “Subsidiary Guaranty”) with the Purchasers pursuant to which it guaranteed the obligations of the Company under the Notes.

The Company also entered into a Registration Rights Agreement with the Purchasers pursuant to which the Company agreed to register the resale of any shares of its Common Stock issued pursuant to the Notes from time to time. The Purchase Agreement, Notes, Registration Rights Agreement and Subsidiary Guaranty contain representations, warranties, covenants and events of default as are customary for transactions of this type and nature, including, but not limited to, the agreement of the Company (i) to limit its and its subsidiaries' indebtedness to an aggregate of $315 million and (ii) not to, and not to cause it's subsidiaries (except for Christie/AIX, Inc. and its subsidiaries) to, incur indebtedness, with certain exceptions, including an exception for $10 million; provided that no more than $5 million of such indebtedness is incurred by Access Digital Media, Inc. ("AccessDM") or FiberSat Global Services, Inc. or any of their respective subsidiaries except as incurred by AccessDM pursuant to a guaranty entered into in accordance with the Credit Agreement, dated as of August 1, 2007, as amended, by and between Christie/AIX, Inc., the lenders party thereto and General Electric Capital Corporation ("Credit Agreement") or any refinancing of the Credit Agreement on terms and conditions in the aggregate not materially adverse to such existing Credit Agreement.

Simultaneously with the closing of the Purchase Agreement, the Company repaid all amounts outstanding pursuant to the promissory notes issued by the Company to certain purchasers on October 5, 2006. Additionally, the Company entered into a Redemption Agreement, dated as of August 24, 2007, by and among the company and certain holders of its One Year Notes (the “Redemption Agreement”), pursuant to which such holders of One Year Notes agreed to use the proceeds from the prepayment of their One Year Notes to invest in the Notes.

On August 27, 2007, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement, Notes, Registration Rights Agreement, Subsidiary Guaranty and the Redemption Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed herewith as Exhibit 2.1, Exhibit 4.1, Exhibit 4.2, Exhibit 10.1, and 10.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 24, 2007, the Company entered into the Purchase Agreement and the Notes (as more fully described in Item 1.01 above and incorporated by reference herein) pursuant to which the Company borrowed $55,000,000 (the “Borrowing”). The terms of the Borrowing, including the term, interest payment terms and use of proceeds are described more fully in Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities

On August 27, 2007, the Company issued 715,000 shares of unregistered Common Stock to the Purchasers in connection with issuance of the Notes (as more fully described under Item 1.01 above and incorporated by reference herein). These shares were issued in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D of the Securities Act of 1933, as amended. Additional shares of the Company’s Common Stock shall be issued in payment of Kicker Share payments and, interest payments, at the option of the Company, under the Notes. The resale of all shares of the Company’s Common Stock issued pursuant to the Notes is required to be registered upon the terms and conditions of the Registration Rights Agreement.

On July 5, 2007, in connection with the acquisition by the Company of all of the outstanding shares of capital stock of UniqueScreen Media, Inc., the Company issued 77,995 shares of unregistered Common Stock as part of the additional purchase price. There was no underwriter associated with the privately negotiated transaction. These shares were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended. The Company filed a registration statement on Form S-3 on July 27, 2007, which was declared effective by the SEC on August 9, 2007 to register the resale of such shares.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

	2.1*	Securities Purchase Agreement, dated August 24, 2007, by and among the Company and certain purchasers.
	4.1*	Form of Note to be issued to purchasers pursuant to the Securities Purchase Agreement, dated August 24, 2007, by and among the Company and certain purchasers.
	4.2	Registration Rights Agreement, dated August 24, 2007, by and among the Company and certain purchasers.
10.1

Subsidiary Guaranty in favor of the holders of certain notes, dated August 24, 2007, by Access Digital Media, Inc., Core Technology Services, Inc., Hollywood Software, Inc., FiberSat Global Services Inc., PLX Acquisition Corp. and Vistachiara Productions, Inc.

10.2	Redemption Agreement, dated August 24, 2007, by and among the Company and certain of the holders of the Company’s One Year Notes.
99.1	Access Integrated Technologies, Inc. press release, dated August 27, 2007.

*	Confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of August 28, 2007

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

2.1*	Securities Purchase Agreement, dated August 24, 2007, by and among the Company and certain purchasers.
4.1*	Form of Note to be issued to purchasers pursuant to the Securities Purchase Agreement, dated August 24, 2007, by and among the Company and certain purchasers.
4.2	Registration Rights Agreement, dated August 24, 2007, by and among the Company and certain purchasers.
10.1

Subsidiary Guaranty in favor of the holders of certain notes, dated August 24, 2007, by Access Digital Media, Inc., Core Technology Services, Inc., Hollywood Software, Inc., FiberSat Global Services Inc., PLX Acquisition Corp. and Vistachiara Productions, Inc.

10.2	Redemption Agreement, dated August 24, 2007, by and among the Company and certain of the holders of the Company’s One Year Notes.
99.1	Access Integrated Technologies, Inc. press release, dated August 27, 2007.

*	Confidential portions have been omitted and filed separately with the Securities and Exchange Commission.